EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Alliance Bankshares Corporation
Chantilly, Virginia
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106264), of Alliance Bankshares Corporation and subsidiaries of our report dated March 28, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2007.
Winchester, Virginia
March 31, 2008